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                                UNOCAL CORPORATION
                                1201 West 5th Street, P.O. Box 7600
                                Los Angeles, California 90051
                                Telephone (213) 977-6124

                                  [UNOCAL LOGO]
                                                          EXHIBIT 5



DENNIS P. R. CODON                           July 29, 1994
Vice President, General Counsel
and Corporate Secretary


Union Oil Company of California
Unocal Corporation
1201 West 5th Street
Los Angeles, California  90017

RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


     As Vice President and General Counsel of Union Oil Company of California, a California corporation (the "Company"), and Unocal Corporation, a Delaware corporation ("Unocal"), I have examined, or caused to be examined by attorneys working under my direction, the Registration Statement on Form S-3 (the "Registration Statement"), including the exhibits thereto, which the Company and Unocal propose to file with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), for offering and sale from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of up to $1,000,000,000 aggregate public offering price, without allocation as to class of securities, of (i) debt securities of the Company, consisting of unsecured notes, debentures or other evidences of indebtedness, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") and issuable in one or more series, together with guarantees as to the payment of principal, interest and premium, if any, thereof (the "Guarantees") of Unocal (the Senior Debt Securities and Subordinated Debt Securities, in each case together with the related Guarantees, being hereinafter collectively referred to as the "Debt Securities"); (ii) warrants of the Company and Unocal to purchase Debt Securities (the "Debt Warrants"), which may be issued independently or together with any series of Debt Securities; (iii) shares of Preferred Stock, par value $0.10 per share, of Unocal (the "Unocal Preferred Stock"), issuable in one or more series; (iv) shares of Common Stock, par value $1.00 per share, of Unocal (the "Unocal Common Stock"), together with associated Preferred Stock Purchase Rights of Unocal (the "Rights"); and (v) warrants of Unocal to purchase Unocal Preferred Stock and Unocal Common Stock (the "Equity Warrants"), which may be issued independently or together with shares of Unocal Preferred Stock or Unocal Common Stock. The shares of Unocal Preferred Stock and Unocal Common Stock may be issued either directly, upon

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Union Oil Company of California
Unocal Corporation
July 29, 1994
Page 2


the conversion or exchange of Debt Securities, upon the exercise of Equity Warrants or, in the case of shares of Unocal Common Stock, upon the conversion of shares of Unocal Preferred Stock. The Rights will be issued only with, and initially represented by the certificates for and transferrable only with, shares of Unocal Common Stock. All of the foregoing securities are hereinafter referred to collectively as the "Securities".

     The Securities will be offered and sold in the manner described in the Registration Statement, the prospectus contained therein (the "Prospectus") and applicable supplements to the Prospectus describing in detail the particular issue or series of Securities subject thereto (each a "Prospectus Supplement"). The Senior Debt Securities and related Guarantees will be issued under an indenture (the "Senior Indenture") to be entered into among the Company, Unocal and Chemical Trust Company of California, as Trustee, and the Subordinated Debt Securities and related Guarantees will be issued under an indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into among the Company, Unocal and a Trustee to be determined in the future. The Indentures will incorporate by reference the Standard Multiple-Series Indenture Provisions, January 1991, of the Company and Unocal, dated as of January 2, 1991 (the "Standard Indenture Provisions"). The Debt Warrants and Equity Warrants will be issued pursuant to warrant agreements (each a "Warrant Agreement") to be entered into among the Company and/or Unocal and one or more Warrant Agents to be determined in the future. The Rights will be issued pursuant to the Rights Agreement dated as of January 29, 1990 (the "Rights Agreement"), between Unocal and Chemical Trust Company of California, as Rights Agent. Forms of the Indentures, the Standard Indenture Provisions, the Debt Securities and the Warrant Agreements (including annexed forms of warrant certificates) and the Rights Agreement are included as exhibits to the Registration Statement.

     This opinion is rendered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Commission.

     I am familiar with the actions heretofore taken by the Boards of Directors and officers of the Company and Unocal in connection with the preparation and filing of the Registration Statement, the authorization of the Indentures and certain related matters. I have examined, or caused to be examined by such attorneys working under my direction, and have considered such questions of law and fact and such instruments, documents and records as I or they have deemed relevant and necessary for the basis of the opinions expressed below.

     I am licensed to practice law in the State of California and, although I am not licensed to practice law in the State of Delaware, I am generally familiar with the Delaware General Corporation Law. Therefore, the opinions expressed below are limited to the laws of the State

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Union Oil Company of California
Unocal Corporation
July 29, 1994
Page 3


of California, the Delaware General Corporation Law and the Federal laws of the United States, all as currently in effect, to the exclusion of all other jurisdictions.

     The opinions expressed below are subject to the conditions that the Registration Statement shall have become effective under the Securities Act, that the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and that all applicable provisions of the "Blue Sky" and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with.

     The opinions expressed in Paragraphs 1, 2, 3 and 6 below, relating to whether the Securities described therein will be validly issued and binding obligations of the Company and/or Unocal, are subject to the exception that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and, in the case of the Debt Securities, (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit. In addition, I express no opinion with respect to the validity and binding nature of the obligations of the Company and Unocal with respect to any Debt Securities that may be indexed or linked to any foreign currency, composite currency, currency unit, commodity price, financial or non-financial index or other factors.

     Based upon and subject to the foregoing, I am of the opinion that:

          1. When the applicable Indenture under which any Debt Securities of any series are to be issued has been duly executed and delivered by the parties thereto, all requisite corporate action has been taken by the Company and Unocal to establish the terms of and to authorize the issuance of such Debt Securities under the applicable Indenture and the consideration to be received therefor, and such Debt Securities have been duly completed and duly executed, authenticated, issued and delivered, against payment therefor of the consideration specified by such corporate action, in accordance with the applicable Indenture and in the manner described in such corporate action and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Debt Securities will be validly issued and binding obligations of the Company and Unocal.

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Union Oil Company of California
Unocal Corporation
July 29, 1994
Page 4


          2. When all requisite corporate action has been taken by the Company and Unocal to establish the terms of and to authorize the issuance of any series of Debt Warrants and to authorize a Warrant Agreement relating thereto, the applicable Indenture under which Debt Securities of any series are to be issued upon the exercise of such Debt Warrants has been duly executed and delivered by the parties thereto, all requisite corporate action has been taken to establish the terms of and to authorize the issuance of such Debt Securities under the applicable Indenture upon the exercise of such Debt Warrants and the consideration to be received therefor upon such exercise, the applicable Warrant Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Debt Warrants have been duly completed and duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified by such corporate action, in accordance with the applicable Warrant Agreement and in the manner described in such corporate action and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Debt Warrants will be validly issued and binding obligations of the Company and Unocal.

          3. When the applicable Indenture under which Debt Securities of any series are to be issued upon the exercise of any series of Debt Warrants has been duly executed and delivered by the parties thereto, all requisite corporate action has been taken by the Company and Unocal to establish the terms of and to authorize the issuance of such Debt Securities under the applicable Indenture upon the exercise of such Debt Warrants and the consideration to be received therefor upon such exercise, such Debt Warrants have been duly and validly issued in the manner contemplated by Paragraph 2 above and exercised in accordance with their terms and the terms of the applicable Warrant Agreement and in the manner described in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and such Debt Securities have been duly completed and duly executed, authenticated, issued and delivered, against payment therefor of the consideration specified by such corporate action, upon such exercise in accordance with the applicable Indenture and the applicable Warrant Agreement and in the manner described in such corporate action and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Debt Securities will be validly issued and binding obligations of the Company and Unocal.

          4. When all requisite corporate action, including the adoption of appropriate resolutions by the Board of Directors and/or a duly authorized committee thereof (the "Board Resolutions"), has been taken by Unocal to establish the terms of and to authorize the issuance of any shares of any series of Unocal Preferred Stock, the consideration to be received therefor and a form of certificate evidencing such shares of such series, a

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Union Oil Company of California
Unocal Corporation
July 29, 1994
Page 5


     certificate setting forth the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions (the "Certificate of Designations") of such series has been duly executed and filed with the Secretary of State of the State of Delaware, and certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, in the manner described in such Board Resolutions and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such shares of such series of Unocal Preferred Stock will be validly issued, fully paid and nonassessable.

          5. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the issuance of any shares of Unocal Common Stock and the consideration to be received therefor, and certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, in the manner described in such Board Resolutions and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such shares of Unocal Common Stock will be validly issued, fully paid and nonassessable.

          6. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of any series of Equity Warrants and to authorize a Warrant Agreement relating thereto, to establish the terms of and to authorize the issuance of shares of any series of Unocal Preferred Stock or to authorize the issuance of any shares of Unocal Common Stock, as the case may be, upon the exercise of such Equity Warrants and the consideration to be received therefor upon such exercise, and to authorize a form of certificate evidencing such shares of any such series of Unocal Preferred Stock, the Certificate of Designations of any such series of Unocal Preferred Stock has been duly executed and filed with the Secretary of State of the State of Delaware, the applicable Warrant Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Equity Warrants have been duly completed and duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, in accordance with the applicable Warrant Agreement and in the manner described in such Board Resolutions and in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Equity Warrants will be validly issued and binding obligations of Unocal.


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Union Oil Company of California
Unocal Corporation
July 29, 1994
Page 6


          7. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of any shares of any series of Unocal Preferred Stock or to authorize the issuance of any shares of Unocal Common Stock, as the case may be, upon the conversion or exchange of Debt Securities of any series providing for such conversion or exchange and the consideration to be received therefor upon such conversion or exchange, and to authorize a form of certificate evidencing any such shares of any such series of Unocal Preferred Stock, the Certificate of Designations of any such series of Unocal Preferred Stock has been duly executed and filed with the Secretary of State of the State of Delaware, such Debt Securities have been duly and validly issued in the manner contemplated by Paragraph 1 or 3 above and surrendered to Unocal or its duly authorized agent for conversion or exchange, as the case may be, in accordance with their terms and the terms of the applicable Indenture, and certificates evidencing such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, have been duly executed, countersigned, issued and delivered, against receipt by Unocal of the consideration specified in such Board Resolutions, upon such conversion or exchange in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, will be validly issued, fully paid and nonassessable.

          8. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of any shares of any series of Unocal Preferred Stock or to authorize the issuance of any shares of Unocal Common Stock, as the case may be, upon the exercise of any series of Equity Warrants and the consideration to be received therefor upon such exercise, and to authorize a form of certificate evidencing any such shares of any such series of Unocal Preferred Stock, the Certificate of Designations of any such series of Unocal Preferred Stock has been duly executed and filed with the Secretary of State of the State of Delaware, such Equity Warrants have been duly and validly issued in the manner contemplated by Paragraph 6 above and exercised in accordance with their terms and the terms of the applicable Warrant Agreement and in the manner described in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and certificates evidencing such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, upon such exercise in accordance with the applicable Warrant Agreement and in the manner described in such Board Resolutions and in the Registration Statement, the

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Union Oil Company of California
Unocal Corporation
July 29, 1994
Page 7


     Prospectus and the applicable Prospectus Supplement, such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, will be validly issued, fully paid and nonassessable.

          9. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the issuance of any shares of Unocal Common Stock upon the conversion of any shares of any series of Unocal Preferred Stock providing for such conversion and the consideration to be received therefor upon such conversion, such shares of such series of Unocal Preferred Stock have been duly and validly issued in the manner contemplated by Paragraph 4, 7 or 8 above and surrendered to Unocal or its duly authorized agent for conversion in accordance with their terms and the terms of the Certificate of Designations of such series, and certificates evidencing such shares of Unocal Common Stock have been duly executed, countersigned, issued and delivered, against receipt by Unocal of the consideration specified in such Board Resolutions, upon such conversion in accordance with the Certificate of Designations of such series of Unocal Preferred Stock, such shares of Unocal Common Stock will be validly issued, fully paid and nonassessable.

          10. The Rights have been duly authorized and, when such Rights are issued in accordance with the Rights Agreement, together with shares of Unocal Common Stock duly and validly issued in the manner contemplated by Paragraph 5, 7, 8 or 9 above, such Rights will be validly issued.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
                                Very truly yours,




                                /s/ Dennis P. R. Codon